SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       __________________

                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 5,
1998




              THE MACNEAL-SCHWENDLER CORPORATION
     -----------------------------------------------------
      (Exact Name of Registrant as Specified in Charter)


       DELAWARE              1-8722             95-2239450
--------------------   --------------------  -------------------
 (State or Other         (Commission File    (IRS Employer
   Jurisdiction               Number)        Identification No.)
 of Incorporation)

   815 COLORADO BOULEVARD, LOS ANGELES, CALIFORNIA     90041
----------------------------------------------------  ---------
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number including area code:  (213) 258-9111


                         Not applicable.
                      --------------------
 (Former name or former address, if changed since last report.)



Item 5.      Other Events.

ADOPTION OF STOCKHOLDER RIGHTS PLAN

          On October 5, 1998, the Board of Directors of The MacNeal-Schwendler Corporation, a Delaware corporation (the "Company"), declared a distribution of one Right for each outstanding share of common stock (the "Common Shares") of the Company. The distribution is to be made as of October 16, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company, initially, one one-hundredth of a share of Junior Participating Preferred Stock ("Preferred Shares") at a price of $35.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

          The Board of Directors adopted the Rights Agreement and declared the distribution of Rights following the expiration of the Company's shareholder rights plan that was in effect from September 19, 1988 until September 19, 1998.

          Under the Rights Agreement, Preferred Shares purchasable upon exercise of the Rights will be entitled to dividends of 100 times the dividends per share declared on the Common Shares and in the event of liquidation will be entitled to a minimum preferential liquidating distribution of $l00 per share and an aggregate liquidating distribution per share of 100 times the distribution made per Common Share. The Preferred Shares will vote together with the Common Shares and in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share.

          Because of the Preferred Shares' dividend and liquidation rights, the value when issued of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the Company's general voting power other than pursuant to a Qualified Offer (as defined below), the date of such public announcement being called the "Stock Acquisition Date," or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's general voting power (the date of such earlier occurrence being called the "Distribution Date"), the Rights will be evidenced by the certificates representing the Common Shares and will be transferred with and only with the Common Shares. New certificates representing Common Shares issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate for Common Shares, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. A "Qualified Offer" is a tender offer or exchange offer for all outstanding Common Shares which is determined by at least a majority of the members of the Board of Directors to be adequate and otherwise in the best interests of the Company and its stockholders.

          In the event that any person becomes an Acquiring Person other than by a purchase pursuant to a Qualified Offer, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will not be entitled to the benefit of such adjustment) will thereafter have the right to receive upon exercise that number of Common Shares or Common Share equivalents having a market value of two times the exercise price of the Right. For example, at a Purchase price of $35 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding sentence would entitle its holder to purchase $70 worth of common stock of the Company (or other consideration, as noted above) for $35. Assuming that the Common Stock had a per share value of $7 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $35.

          In the event that, at any time after an Acquiring Person has become such, the Company is acquired in a merger or other business combination transaction (other than a merger which follows a Qualified Offer at the same or a higher price) or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

          The Purchase Price payable, the number of shares or other securities or property issuable upon exercise of the Rights and the number of outstanding Rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued upon the exercise of the Rights and in lieu thereof, a cash payment will be made based on the market price of the Company's common stock on the last trading date prior to the date of exercise.

          At any time after an Acquiring Person has become such, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

          Up to and including the tenth business day after a Stock Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01
per Right (the "Redemption Price").    Immediately upon any
redemption of the Rights, the right to exercise them will terminate and the only right of the holders will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time prior to the Distribution Date. Thereafter, subject to certain limitations set forth in the Rights Agreement, the Rights may be amended to make changes which do not adversely affect the interests of the holders of the Rights or which shorten or lengthen time periods.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

          The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Current Report. The Rights Agreement, Exhibit 4.1 hereto, specifies the terms of the Rights and includes the Form of Right Certificate (Exhibit A), the Summary of Rights to Purchase Junior Participating Preferred Stock (Exhibit B) and the Form of Certificate of Designations of Junior Participating Preferred Stock (Exhibit C). The form of the letter to be sent to the Company's stockholders describing the Rights is Exhibit 20.1, and the Company's press release announcing the adoption of the stockholder rights plan is attached hereto as Exhibit 99.1. Each of the Exhibits hereto is incorporated herein by this reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(c)  Exhibits.


Exhibit No.    Description of Exhibit
------------  ------------------------
3.1            Certificate of Designations of Junior
               Participating Preferred Stock, filed as Exhibit
               2.2 to the Company's Registration Statement on
               Form 8-A filed October 13, 1998 and incorporated herein by this reference.

4.1 Rights Agreement dated as of October 5, 1998 between The MacNeal-Schwendler Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including the Form of Right Certificate (Exhibit A), the Summary of Rights to Purchase Junior Participating Preferred Stock (Exhibit B) and the Form of Certificate of Designations of Junior Participating Preferred Stock (Exhibit C), filed as Exhibit 2.1 to the Company's Registration Statement on Form 8-A filed October 13, 1998 and incorporated herein by this reference.

20.1 Form of letter to be sent to the Company's stockholders describing the Rights, filed as
               Exhibit 2.3 to the Company's Registration
               Statement on Form 8-A filed October 13, 1998 and incorporated herein by this reference.

99.1           Press Release dated October 6, 1998.



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            THE MACNEAL-SCHWENDLER CORPORATION



                            By:  /s/ Thomas C. Curry
                               -----------------------------
                               Thomas C. Curry
                               President and Chief Executive
                               Officer